CONSENT OF INDEPENDENT AUDITORS We consent to the incorporation by reference in Registration Statement No. 333-252089 on Form S-3 and Registration Statement No. 333-261393 on Form S-8 of Spruce Power Holding Corporation of our report dated June 6, 2023, relating to the financial statements of SS Holdings 2017, LLC appearing in this Current Report on Form 8-K/A filed June 7, 2023. /s/ Deloitte & Touche LLP Miami, FL June 7, 2023 Exhibit 23